UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2022

WATERMARK LODGING TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

000-55461 (Commission File Number)	46-5765413 (IRS Employer Identification No.)

150 N. Riverside Plaza Chicago, Illinois (Address of principal executive offices)	60606 (Zip code)

Registrant's telephone number, including area code: (847) 482-8600

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Agreement and Plan of Merger

On May 6, 2022, Watermark Lodging Trust, Inc., a Maryland corporation ("WLT" or the "Company"), CWI 2 OP, LP, a Delaware limited partnership and the operating partnership of the Company (the "Partnership"), the named "Parent Entities," each a Delaware limited liability company, Ruby Merger Sub I LLC, a Maryland limited liability company ("Merger Sub I"), and Ruby Merger Sub II LP, a Delaware limited partnership ("Merger Sub II"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Parent Entities, Merger Sub I and Merger Sub II are affiliates of private real estate funds managed by Brookfield (the "Guarantors"). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Mergers (the "Closing"), Merger Sub II will merge with and into the Partnership (the "Partnership Merger"), and, immediately following the Partnership Merger, Merger Sub I will merge with and into the Company (the "Company Merger" and, together with the Partnership Merger, the "Mergers"). Upon completion of the Partnership Merger, the Partnership will survive and the separate existence of Merger Sub II will cease (the "Surviving Partnership"). Upon completion of the Company Merger, the Company will survive and the separate existence of Merger Sub I will cease (the "Surviving Company"). The Mergers and the other transactions contemplated by the Merger Agreement were unanimously approved by the Company's Board of Directors (the "Company Board").

Merger Consideration. Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Company Merger (the "Company Merger Effective Time"), among other things:

•	Company Shares: each share of Class A Common Stock of the Company, par value $0.001 per share (each, a "Company Class A Share"), that is issued and outstanding immediately prior to the Company Merger Effective Time will automatically be converted into the right to receive an amount in cash equal to $6.768, without interest. Each share of Class T Common Stock of the Company, par value $0.001 per share (each, a "Company Class T Share," and together with the Company Class A Shares, the "Company Shares"), that is issued and outstanding immediately prior to the Company Merger Effective Time will automatically be converted into the right to receive an amount in cash equal to $6.699, without interest;

•	Series B Preferred Stock: each share of Series B Cumulative Redeemable Preferred Stock of the Company, par value $0.001 per share (each, a "Company Series B Preferred Share"), issued and outstanding immediately prior to the Company Merger Effective Time shall be automatically converted into the right to receive the optional redemption price per share determined in accordance with the Series B Articles Supplementary (as defined in the Merger Agreement); and prior to Closing, the Company will provide a notice of optional redemption and fundamental change to the holders of record of Company Series B Preferred Shares in accordance with the Series B Articles Supplementary and the Merger Agreement; and

•	Warrants: the outstanding warrants to purchase Class A Partnership Units (and any other Callable Securities (as defined in the Merger Agreement)) will be redeemed immediately prior to the Company Merger Effective Time at the call price specified in the warrant agreement governing the warrants, in accordance with the Merger Agreement.

Class A Partnership Units. Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Partnership Merger (the "Partnership Merger Effective Time"), each outstanding Class A Unit of the Partnership (a "Class A Partnership Unit"), other than Class A Partnership Units held by the Company, that is issued and outstanding immediately prior to the Partnership Merger Effective Time will automatically be converted into, and will be cancelled in exchange for, the right to receive $6.768 in cash, without interest (the "Per Partnership Unit Merger Consideration").

Company Restricted Stock Units. Pursuant to the terms and conditions of the Merger Agreement, immediately prior to the Company Merger Effective Time, each award of restricted stock units (each, a "Company RSU Award") that is outstanding immediately prior to the Company Merger Effective Time shall be cancelled in exchange for a payment in an amount in cash equal to (i) the number of Company Shares subject to the Company RSU Award immediately prior to the Company Merger Effective Time multiplied by (ii) $6.768 (less any applicable income and employment withholding taxes).

Closing, Closing Conditions. The consummation of the Mergers is subject to certain customary closing conditions, including, among others, (i) approval of the Company Merger by the affirmative vote of a majority of all of the votes entitled to be cast on the matter (the "Company Requisite Vote"), (ii) the absence of injunctions, orders or legal restraints that are then in effect and that have the effect of restricting, preventing or prohibiting consummation of the Mergers, (iii) as a condition to the Parent Entities', Merger Sub I's and Merger Sub II's obligations to close, the receipt by the Parent Entities of the opinion of tax counsel to the Company with respect to certain tax matters, and (iv) as a condition to the Parent Entities', Merger Sub I's and Merger Sub II's obligations to close, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) after the date of the Merger Agreement. The obligations of the parties to consummate the Mergers are not subject to any financing condition or the receipt of any financing by the Parent Entities, Merger Sub I or Merger Sub II.

Under the Merger Agreement, the Closing shall not be required to occur prior to the earlier of (i) a date specified by the Parent Entities, Merger Sub I and Merger Sub II on no less than three business days' notice; and (ii) October 21, 2022.

Representations, Warranties and Covenants. The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants requiring the Company and its subsidiaries to use commercially reasonable efforts to, in all material respects, carry on their respective businesses in the ordinary course of business and, subject to certain exceptions, restricting the Company from engaging in certain financing, acquisition and other operating activities without the Parent Entities' prior written consent (not to be unreasonably withheld, delayed or conditioned) during the period between the date of the Merger Agreement and the Partnership Merger Effective Time. The Merger Agreement requires the Company to convene a stockholders' meeting for purposes of obtaining the Company Requisite Vote, except if the Company Board effects an Adverse Recommendation Change (as defined in the Merger Agreement).

Certain Employment Matters. The Merger Agreement permits the Company to implement retention and severance arrangements with employees, including: (i) a retention plan under which up to an aggregate of $4,000,000 of retention awards will be made to employees in consideration of their agreement to stay at the Company through a post-Closing services period; (ii) a severance plan that will provide employees who do not otherwise have existing severance arrangements with severance of four months of base salary and a prorated target annual bonus if the individual's employment is terminated under certain circumstances during the 12 months after the Closing; and (iii) the acceleration of 2022 cash bonus payments to a date prior to the Closing.

Non-solicitation. Under the Merger Agreement, the Company has agreed to cease any solicitations, discussions, negotiations or communications with any person with respect to any alternative acquisition proposal; not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal; and, subject to certain exceptions, not to engage in discussions or negotiations concerning, or provide non-public information to a third party in connection with, any alternative acquisition proposal. However, the Company may, prior to obtaining the Company Requisite Vote, engage in discussions or negotiations with, and provide non-public information to, a third party which has made an unsolicited written bona fide alternative acquisition proposal, if the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such alternative acquisition proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement).

Prior to obtaining the Company Requisite Vote, the Company Board may, in certain circumstances, effect an Adverse Recommendation Change (as defined in the Merger Agreement), subject to complying with specified notice requirements to the Parent Entities and other conditions set forth in the Merger Agreement.

Termination of the Merger Agreement. The Merger Agreement may be terminated:

•	by either party if (i) a governmental authority issues a final and non-appealable ruling or takes other action to permanently prohibit consummation of the Mergers, or (ii) the Mergers are not consummated on or before November 7, 2022 (the "Outside Date"), or (iii) the Company Requisite Vote is not obtained at the stockholders' meeting or any adjournment or postponement thereof;

•	by the Company if (i) prior to obtaining the Company Requisite Vote, the Company Board approves, and concurrently with termination of the Merger Agreement the Company enters into, a definitive agreement with a third party providing for the implementation of a Superior Proposal that did not result from a breach of the non-solicitation provisions described above and only if the Company pays the applicable termination fee to the Parent Entities prior to or concurrently with such termination, or (ii) there is a breach of the Merger Agreement by the Parent Entities, Merger Sub I or Merger Sub II that would result in the failure of certain closing conditions to be satisfied by the Outside Date, or (iii) certain closing conditions are satisfied, the Company notifies the Parent Entities that such closing conditions are satisfied and the Company and Partnership are ready to consummate the Closing, and the Parent Entities, Merger Sub I and Merger Sub II fail to consummate the Closing within three business days after such notice; or

•	by the Parent Entities if (i) the Company Board makes an Adverse Recommendation Change, or (ii) the Company fails to publicly recommend against a tender offer or exchange offer that constitutes an alternative acquisition proposal within 10 business days after commencement thereof, or (iii) the Company Board fails to publicly reaffirm its recommendation within 10 business days after an alternative acquisition proposal has been publicly announced, or (iv) the Company enters into an Alternative Acquisition Agreement (as defined in the Merger Agreement), or (v) there is a breach of the Merger Agreement by the Company or the Partnership that would result in the failure of certain closing conditions to be satisfied by the Outside Date.

The Company will be required to pay a termination fee to the Parent Entities equal to $50,000,000 if the Merger Agreement is terminated in the following circumstances:

•	the Parent Entities terminate the Merger Agreement after the Company Board makes an Adverse Recommendation Change, the Company fails to publicly recommend against a tender offer or exchange offer that constitutes an alternative acquisition proposal within 10 business days after commencement thereof, the Company Board fails to publicly reaffirm its recommendation within 10 business days after an alternative acquisition proposal has been publicly announced, or the Company enters into an Alternative Acquisition Agreement, or

•	the Company terminates the Merger Agreement and concurrently enters into a definitive agreement with a third party providing for the implementation of a Superior Proposal that did not result from a breach of the non-solicitation provisions described above, or

•	all of the following occur: (A) an alternative acquisition proposal is received by the Company or its representative or is publicly communicated, and (B) the Company or the Parent Entities terminate the Merger Agreement because the Outside Date is reached or due to the failure to obtain the Company Requisite Vote, or the Parent Entities terminate the Merger Agreement for certain breaches by the Company of its representations, warranties or covenants, and (C) within 12 months of such termination, the Company enters into an alternative transaction or consummates a transaction for more than 50% of the Company's stock or assets.

The Company will be required to reimburse the Parent Entities for certain expenses up to $10,000,000 in the event that the Company or the Parent Entities terminate the Merger Agreement if the Company Requisite Vote is not obtained at a duly held stockholders' meeting or adjournment or postponement thereof.

The Parent Entities will be required to pay a termination fee equal to $150,000,000 (the "Parent Termination Fee") if the Merger Agreement is terminated in the following circumstances:

•	the Company terminates the Merger Agreement for certain breaches by the Parent Entities of their representations, warranties or covenants or because the Parent Entities fail to close when required to do so (as described above), or

•	the Parent Entities terminate the Merger Agreement because Closing has not occurred on or after the Outside Date and, at such time, the Company would have been entitled to terminate the Merger Agreement as a result of a breach by the Parent Entities or because the Parent Entities fail to close when required to do so (as described above).

Receipt of the Parent Termination Fee is the Company's sole and exclusive remedy for losses or damages suffered by the Company or its affiliates or representatives in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, other than certain litigation expenses in enforcing its right to the Parent Termination Fee and certain indemnification and reimbursement rights related to cooperation with the Parent Entities' financing plan and cooperation with potential corporate restructuring or asset sales. The Guarantors have severally guaranteed certain such payment obligations of the Parent Entities under the Merger Agreement up to $155,000,000.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide stockholders with information regarding its terms and conditions. It is not intended to provide any other factual or financial information about the Company, the Partnership, the Parent Entities, Merger Sub I, Merger Sub II or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties. The representations and warranties have been qualified by confidential disclosures made for purposes of allocating contractual risk between the parties to the Merger Agreement, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants or agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, the Partnership, the Parent Entities, Merger Sub I, Merger Sub II or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Company, the Partnership, the Parent Entities, Merger Sub I, Merger Sub II and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company will file relevant materials with the Securities and Exchange Commission (the "SEC"), including a proxy statement on Schedule 14A (the "Proxy Statement"). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company's stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company's website at www.watermarklodging.com or by contacting the Company's Investor Relations Department at (855) WLT REIT (958-7348).

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K/A for the year ended December 31, 2021, which was filed with the SEC on April 27, 2022 and subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

The forward-looking statements contained in this communication, including statements regarding the proposed merger transaction and the timing and benefits of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company's ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) the possible failure of the Company to maintain its qualification as a REIT, and (v) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

Item 8.01 Other Events

Press Release

On May 6, 2022, WLT issued a press release announcing, among other things, WLT's entry into the Merger Agreement. A copy of that press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

 The press release shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 8.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of May 6, 2022, by and among Watermark Lodging Trust, Inc., the Parent Entities named therein, Ruby Merger Sub I LLC, Ruby Merger Sub II LP, and CWI 2 OP, LP.*
99.1	Press release issued on May 6, 2022.
99.2	Letter from Watermark Lodging Trust, Inc. to stockholders.
99.3	Frequently asked questions and responses by Watermark Lodging Trust, Inc. for investors and financial advisors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2022	Watermark Lodging Trust, Inc.

	By:	/s/ Michael G. Medzigian
Michael G. Medzigian
Chairman and Chief Executive Officer